AIM LIFETIME PLUS SM II VARIABLE ANNUITY
Issued by: Allstate Life Insurance Company of New York i PO Box 94039 i Palatine, IL 60094-4038 Telephone 800-692-4682 i FAX 847-402-4361 Send overnight mail to: Allstate Life Insurance Company of New York 3100 Sanders Road, Suite M4A, Northbrook, IL 60062

Owner(s) Name ________________________  _ M _ F    Birthdate   / /
         Address__________________________________________________
                 Street        City          State             Zip
         Soc. Sec. No.______________     Phone No. _______________
         Name ________________________  __ M _ F   Birthdate    /  /
         Address__________________________________________________
                  Street          City         State          Zip
         Soc. Sec. No.______________     Phone No. _______________

Annuitant Leave blank if Annuitant is same as sole Owner, otherwise complete:
         Name________________________  __ M __ F    Birthdate   /   /
         Address__________________________________________________
                  Street        City          State          Zip
         Soc. Sec. No. ______________    Relationship to Owner_________

Beneficiary(ies)
         Name __________________    Relationship to Owner     Percentage
         Name __________________    Relationship to Owner     Percentage

Purchase Payment/ Plan Options

Choose one of the following:        Initial
Purchase Payment   $
         Base Contract, No Rider; or
         Enhanced Death Benefit Rider

Please allocate the above amount in $ or % (circle one) to the Investment Alternatives specified below:
AIM V.I. Funds*
Aggressive Growth Fund
Balanced Fund
Capital Appreciation Fund
Capital Development Fund
Diversified Income Fund
Global Utilities Fund
Government Securities Fund
Growth Fund
Growth and Income Fund
High Yield Fund
International Equity Fund
Money Market Fund
Value Fund

Fixed Account (if available)
1-Year Guarantee Period
3-Year Guarantee Period
5-Year Guarantee Period
7-Year Guarantee Period
10-Year Guarantee Period
DCA Options       ______
         (Please allocate DCA below.)
Total    100%

Dollar Cost Averaging (DCA) Options
6-month DCA Option. Money will be transferred in equal monthly installments for ______ (1-6) months. 12-month DCA Option. Money will be transferred in equal monthly installments for ______(1-12) months.

Please allocate the DCA Option amount to the Investment Alternatives specified below.
AIM V.I. Funds*
Aggressive Growth Fund         %
Balanced Fund                  %
Capital Appreciation Fund      %
Capital Development Fund       %
Diversified Income Fund        %
Global Utilities Fund          %
Government Securities Fund     %
Growth Fund                    %
Growth and Income Fund         %
High Yield Fund                %
International Equity Fund      %
Money Market Fund              %
Value Fund                     %
Total                       100%
*Certain AIM V.I. Funds may not be available at the time of purchase.

Replacement Information

Will this annuity replace or change any existing annuity or life insurance?
__  Yes __  No     (If Yes, complete the following.)

         Company____________________   Policy No.______________
         Cost Basis Amount _______________  Policy Date ___________

Tax Qualified Plan         Yes  No  (If Yes, complete the following.)
Custodial IRA     Roth IRA
         IRA Rollover      IRA/Year of Contribution  IRA Transfer      Other


17                NYLR325  12/99

AIM LIFETIME PLUS SM II VARIABLE ANNUITY
Issued by: Allstate Life Insurance Company of New York i PO Box 94039 i Palatine, IL 60094-4038 Telephone 800-692-4682 i FAX 847-402-4361 Send overnight mail to: Allstate Life Insurance Company of New York i 3100 Sanders Road, Suite M4A i Northbrook, IL 60062

Signature(s) I understand that if Allstate Life Insurance Company of New York ("Allstate") declines this application, Allstate will have no liability except to return the purchase payments. I understand that any distribution from the Fixed Account prior to the end of a Guarantee Period may be subject to a Market Value Adjustment which may be negative or positive. I understand that annuity values and income payments based on the investment experience of the Investment Alternatives underlying the separate account are variable and are not guaranteed as to dollar amount. I have received the current prospectus for this variable annuity.

Signed at ______________________________________  Date / /
         City                     State
Owner(s)________________________________________

Fax Number________________    E-mail Address__________________

Agent Use Only    Will the annuity applied for replace or change any existing annuity or life insurance? Yes No
         Agent Name (Please print)_________   Phone No.______________
         Agent Signature ________________   Soc. Sec. No. _____________
         Fax Number __________________     E-mail Address______________
         Agent GA No. (Joint Business) _______________  FL License No. _____
         Clientis B/D Acct. No.____________     B/D Name _______________
         Designation: __ A  __ B
         Note: Please be advised that a firm designation may override an individual agent designation. If no designation is given, "A" will be the designation.

18                NYLR325  12/99

OPTIONAL PROGRAMS AUTHORIZATION
Contract #  ______________________     Date ________________
Owner(s) Name ____________________
Owner(s) Signature ___________________
Soc. Sec. No.__________________        Phone No. ________________

Automatic Portfolio Rebalancing Program On a quarterly basis, please complete a transfer between the Sub-accounts of the Variable Account to achieve the following ending allocation within the Variable Account:

Aggressive Growth Fund*    __%        Growth Fund               __%
Balanced Fund              __%        Growth and Income Fund    __%
Capital Appreciation Fund  __%        High Yield Fund           __%
Capital Development Fund   __%        International Equity Fund __%
Diversified Income Fund    __%        Money Market Fund         __%
Global Utilities Fund      __%        Value Fund                __%
Government Securities Fund __%        Total                    100%

None of the money allocated to the Fixed Account will be transferred as a result of this rebalancing program.
Please begin the Rebalancing Program on     /     /    .
Keep in effect until notified otherwise. Stop the Rebalancing Program on / / .

Dollar-Cost  Averaging  Program

On a monthly basis, please transfer either: interest only from the year guarantee period (e.g., 3, 5, 7 or 10), or $ from the AIM V.I. Fund as indicated
 . (Name of Fund)

Please allocate the above amount to the Investment Alternatives specified below:
Aggressive Growth Fund*    %        Growth Fund      %
Balanced Fund %                     Growth and Income Fund %
Capital  Appreciation Fund %        High Yield Fund %
Capital Development Fund %          International Equity Fund %
Diversified Income Fund %           Money  Market  Fund%
Global  Utilities  Fund %           Value  Fund %
Government Securities Fund %        Total 100 %

Please begin the Dollar-Cost  Averaging Program on / / .
Keep in effect until notified otherwise. Stop the Dollar-Cost Averaging Program on / / This agreement ends automatically when the account value in the option selected above has been depleted.

3 Automatic Additions Program I authorize Glenbrook Life and Annuity Company (Glenbrook) to begin automatic debits from the account designated below. The funds withdrawn from this account shall be added to my variable annuity as an Automatic Addition (Purchase Payment). (Minimum addition $100.)

The debit amount is $      .  The debits should begin in       .  (Month)

Debit my (check one) Checking Account Savings Account on the (check one) day* of each Month Quarter Financial Institution Address

ABA No.   Acct. No.

*Please allow three business days for the payment to be credited to your annuity.

A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED

Aggressive Growth Fund*        %        High Yield Fund                %
Balanced Fund                  %        International Equity Fund      %
Capital Appreciation Fund      %        Money Market Fund              %
Capital Development Fund       %        Value Fund                     %
Diversified Income Fund        %        1 Year Guarantee Period        %
Global Utilities Fund          %        3 Year Guarantee Period        %
Government Securities Fund     %        5 Year Guarantee Period        %
Growth Fund                    %        7 Year Guarantee Period        %
Growth and Income Fund         %        10 Year Guarantee Period       %
                  Total    100 %
Keep the Automatic Addition Program in effect until notified otherwise. Stop the Automatic Addition Program on / / .

         *All Funds may not be available for investment at all times.

Glenbrook Life and Annuity Company i PO Box 94039 Palatine, IL 60094-4039 Telephone 800-776-6978

19 GLMR73 6/98

SYSTEMATIC WITHDRAWAL AUTHORIZATION
Contract #        Date
Owner(s) Name
Owner(s) Signature
Soc. Sec. No.         Phone No.

1 Systematic Withdrawal Program I authorize Glenbrook Life and Annuity Company (Glenbrook) to begin systematic withdrawals in the net amount of $ from my annuity. This amount should be withdrawn on the day of each (check one) month quarter, beginning in the month of (please allow three business days for receipt of a direct deposit or seven business days for receipt of a check). The account value will be reduced to reflect the amount received, as well as applicable charges, adjustments and income tax withholding. I understand that withdrawals may result in taxable income and, prior to owneris age of 591/2, may be subject to a 10% penalty. Frequency of payments:

Monthly  Quarterly         Semi-annually             Annually
Specify percentage to be withdrawn from each Investment Alternative:

Aggressive Growth Fund*        %        High Yield Fund                 %
Balanced Fund                  %        International Equity Fund       %
Capital Appreciation Fund      %        Money Market Fund               %
Capital Development Fund       %        Value Fund                      %
Diversified Income Fund        %        1-Year Guarantee Period         %
Global Utilities Fund          %        3-Year Guarantee Period         %
Government Securities Fund     %        5-Year Guarantee Period         %
Growth Fund                    %        7-Year Guarantee Period         %
Growth and Income Fund         %        10-Year Guarantee Period        %
                  Total    100 %

I do want to have ________ % federal income tax withheld. If no percentage is indicated, 10% will be withheld. I do not want to have federal income tax withheld. Federal income tax will be withheld unless this box is checked.


2 Direct Deposit Please deposit the above amount to: (check one) Checking Account Savings Account Financial Institution Address ABA No. Acct. No. A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED

If, instead of a direct deposit, you wish to have a check mailed to you, complete the following:
         Payee's Name      Acct. No.*
                                                              *if applicable
         Address
                  Street            City             State    Zip

3 Notice of Withholding The distributions you receive from Glenbrook Life and Annuity Company are subject to federal income tax withholding unless you elect not to have withholding apply. Withholding will only apply to the portion of the distribution that is subject to federal income tax. CA, IA, KS, MA, ME, OK, OR, VA and VT residents: If you choose to have federal income tax withheld from your annuity payments, then the laws of your state require that state income tax must also be withheld. If you elect not to have withholding apply, or if you do not have enough federal income tax withheld, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. An election not to have withholding apply will remain in effect until revoked, which may be done at any time. Even if you elect not to have withholding apply, you are liable for the payment of federal income tax on the taxable portion of the distribution. If the withholding section is left blank, or if a social security number or tax identification number is not provided, 10% of the taxable portion of the distribution will be withheld. The withholding rate on withdrawals which are not distributions from a plan qualified under Internal Revenue Code Sections 401 or 403(b) is 10% of the taxable portion of the withdrawal. Distributions from a plan qualified under Internal Revenue Code Section 401 or 403(b) may be subject to 20% withholding. If you request such a distribution, you will receive a notice outlining the applicable rules. *All Funds may not be available for investment at all times.

Glenbrook Life and Annuity Company i PO Box 94039 i Palatine, IL 60094-4039 i Telephone 800-776-6978 20

ABSOLUTE ASSIGNMENT FOR 1035 EXCHANGES OF ANNUITIES
        Required Information       Owner     Soc. Sec. No.
Joint Owner         Soc. Sec. No.
Is there a limited period for a surrender free of charge?
If yes, state timeframe
Company where contract is currently in force
Companyis Address
Companyis Phone No.
Contract No.

FOR VALUE RECEIVED, WE, THE ABOVE OWNER(S) hereby assign and transfer to Glenbrook Life and Annuity Company (iGlenbrooki), all right, title and interest in the above-named contract/certificate (iassigned contract/certificatei) and name Glenbrook as sole beneficiary under the assigned contract, hereby revoking all prior beneficiary designations. By accepting this Absolute Assignment, Glenbrook agrees to be the sole named beneficiary of the assigned contract/certificate. The purpose of this Absolute Assignment is to qualify the exchange of the assigned contract/certificate for a contract/certificate issued by Glenbrook (inew contract/certificatei) as an exchange under Section 1035 of the Internal Revenue Code. Glenbrook is participating in this exchange at my specific request and as an accommodation to me. This Absolute Assignment form is subject to the following terms and conditions: _ The assigned contract/certificate is not subject to any prior assignments, proceedings in bankruptcy, federal tax levy or collection proceedings resulting from an unpaid assessment, or any other legal action. _ Glenbrook will then request a cash surrender of the assigned contract/certificate before issuing the new contract/certificate. Glenbrook will credit the new contract/certificate with the cash surrender value upon receipt. Further, I understand and agree to the following: _ The new contract/certificate will be issued at the rate(s) in effect at the time Glenbrook receives the cash surrender value of the assigned contract/certificate. _ For an exchange to a Glenbrook variable annuity contract/certificate, allocation to the respective portfolios will occur upon Glenbrookis receipt of the cash surrender value of the assigned contract/certificate. _ Glenbrook assumes no responsibility or liability for the validity of this Absolute Assignment nor for the tax treatment resulting from the exchange of these contracts/certificates. I should seek the advice of a competent tax advisor if I have questions concerning this exchange.

         I certify that the above-referenced contract has been lost or destroyed and I have no knowledge of its whereabouts. In addition, I hereby certify that the policy has not been assigned or pledged as security.

Executed at                Date     /     /
Owner(s) Owneris Spouse
         (if community property*)
*In states with community property laws (AZ, CA, ID, LA, NV, NM, TX, WA and WI), the spouse of the owner must sign this request.

         Irrevocable Beneficiary

    Acceptance of Absolute Assignment Glenbrook Life and Annuity Company hereby accepts this Absolute

         effective     /     /      By
         Authorized Signature

Glenbrook Life and Annuity Company _ PO Box 94039 _ Palatine, IL 60094-4039 _ Telephone 800-776-6978

21 GLMR74 6/98

AUTHORIZATION TO TRANSFER FUNDS
1        Required Information       To Current Trustee/Customer/Issuer
         Address  Phone No.
         Is there a limited period for a surrender free of charge?
         If yes, state timeframe
         Account Number/Policy Number
         Owner/Participant Soc. Sec. No.
         Owner/Participantis Address
         Street   City     State    Zip

2        Check the Appropriate Box          IRA Transfer
         Please accept this as my authorization to transfer the Individual Retirement Account referenced above to an Individual Retirement Annuity to be established with Glenbrook Life and Annuity Company.
         I hereby authorize the transfer of assets described above. If I am 701/2 years of age, I attest that none of the amount to be transferred will include the required minimum distribution pursuant to Sections 401(a)(9) or 408(a)(6) of the Internal Revenue Code for the current year.
         Roth IRA Transfer to Roth IRA Traditional IRA Transfer to Roth IRA (conversion) 403(b) Transfer
         The undersigned Employee desires to transfer all or part of the cash surrender value of the above-referenced account to an annuity issued by Glenbrook Life and Annuity Company, in accordance with Section 403(b) of the Internal Revenue Code of 1986 as interpreted by the Internal Revenue Service in Revenue Ruling 90-24. The Tax Reform Act of 1986 and Technical and Miscellaneous Revenue Act of 1988 has made it imperative for financial institutions to obtain the December 31, 1986 and December 31, 1988 value on all qualified 403(b) accounts.

Please complete the information below showing these values and return this information to us. Balance as of December 31, 1986 Balance as of December 31, 1988 Direct rollover from a qualified pension plan to an IRA (If yes, complete the following) 401(k) Pension Profit Sharing Other TO BE COMPLETED FOR ALL TRANSFERS Amount of transfer requested: Liquidate all assets and transfer proceeds
                           Partial liquidation of $
Transfer proceeds to:         A new Glenbrook annuity (attach application)

Please make the check payable to Glenbrook Life and send to the address shown below. Check box that applies.
Enclosed is my certificate.

The certificate is held by the financial institution listed above. I certify that the above referenced policy has been lost or destroyed and I have no knowledge of its whereabouts. In addition, I hereby certify that the policy has not been assigned or pledged as security.

                  Date     /     /
         Owner/Participant's Signature

For Glenbrook Use Only Letter of Acceptance Please be advised that Glenbrook Life and Annuity Company will accept the proceeds from your institution's account referenced above to be applied to a:

  Individual Retirement Annuity               403(b) contract   Other

For Glenbrook Life and Annuity Company:

         Date     /     /
         Authorized Signature
Glenbrook Life and Annuity Company _ PO Box 94039 _ Palatine, IL 60094-4039 _ Telephone 800-776-6978 22

SPECIAL SERVICES AUTHORIZATION

Contract #        Date
Owner(s) Name
Owner(s) Signature
Soc. Sec. No.     Phone No.

       Investment Transfers       Transfer from:   Transfer to:
$        (or)     %        $        (or)    %
$        (or)     %        $        (or)    %
$        (or)     %        $        (or)    %
$        (or)     %        $        (or)    %
$        (or)     %        $        (or)    %



Transfer of Ownership This change of ownership does not affect the present beneficiary designation. If the new owner is a Trust, all requested Trust information must be provided. As Owner of the above-designated Contract, I request that all benefits, rights and privileges incident to ownership of this Contract be vested in the new Owner named below, or to such new Owneris executors, administrators and assigns, or successors and assigns. Please consult your tax advisor to determine the potential tax consequences.

Name      M     F
Address
         Street          City              State             Zip
Soc. Sec. No.       Phone No.        Birthdate     /      /
         Date     /      /
         New Owner Signature                         Month    Day      Year
Relationship of new owner to old owner

If the new owner is a Trust, provide the following information: (Please Print)
Trustee(s) Name(s)         Date of Trust    /      /
                                                    Month    Day      Year

Change Name, Address and/or Beneficiary     Change for: Owner   Annuitant
Beneficiary*

       Name        M   F
       Address
                Street              City          State             Zip
oc. Sec. No.       Phone No.        Birthdate     /      /

* I hereby cancel all prior Beneficiary designations and make the following designations:
         Name       Relationship to Owner   Percentage
Primary                                          %
Primary                                          %
Primary                                          %
Contingent                                       %
Contingent                                       %

Unless   otherwise   directed,   equal  shares  will  be  paid  to  the  primary
beneficiaries surviving all owners. If no primary beneficiaries survive the owners, payment will be made to the contingent beneficiaries.

Glenbrook Life and Annuity Company _ PO Box 94039 _ Palatine, IL 60094-4039 _ Telephone 800-776-6978

23       GLMR75   6/98

WITHDRAWAL AUTHORIZATION

Contract #        Date
Owner(s) Name
Owner(s) Signature
Soc. Sec. No.              Phone No.

Withdrawal Authorization I hereby authorize Glenbrook Life and Annuity Company to make a withdrawal of the amounts indicated below. I understand that withdrawals may result in taxable income and, prior to owneris age of 591/2, may be subject to a 10% penalty. Surrender Annuity. Please attach the original contract.

Gross partial withdrawal. The check may differ from the requested amount due to applicable charges, adjustments or income tax withholding. Gross Amount: $ . Net partial withdrawal. The check amount will equal the requested amount. The Account Value will be reduced to reflect the amount received, as well as applicable charges, adjustments and income tax withholding. Net Amount: $

Specify percentage to be withdrawn from each Investment Alternative:
Aggressive Growth  Fund*           %   High Yield Fund               %
Balanced  Fund                     %   International  Equity Fund    %
Capital  Appreciation Fund         %   Money Market Fund             %
Capital Development Fund           %   Value Fund                    %
Diversified Income Fund            %   1-Year Guarantee Period       %
Global Utilities Fund              %   3-Year Guarantee Period       %
Government Securities Fund         %   5-Year Guarantee Period       %
Growth  Fund                       %   7-Year  Guarantee  Period     %
Growth  and  Income  Fund          %   10-Year Guarantee Period      %
                     Total     100 %
I do want to have ________ % federal income tax withheld. If no percentage is indicated, 10% will be withheld. I do not want to have federal income tax withheld. Federal income tax will be withheld unless this box is checked. *All Funds may not be available for investment at all times.



Direct Deposit             Please deposit the above amount to: (check one)
Checking Account     Savings Account
Financial Institution
Address
ABA No.   Acct. No.
Please allow three business days for the payment to be credited to your account. A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED If, instead of a direct deposit, you wish to have a check mailed to you, complete the following:
Payee's Name Acct. No.*

*if  applicable

Address


Notice of Withholding The distributions you receive from Glenbrook Life and Annuity Company are subject to federal income tax withholding unless you elect not to have withholding apply. Withholding will only apply to the portion of the distribution that is subject to federal income tax. CA, IA, KS, MA, ME, OK, OR, VA and VT residents: If you choose to have federal income tax withheld from your annuity payments, then the laws of your state require that state income tax must also be withheld. If you elect not to have withholding apply, or if you do not have enough federal income tax withheld, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. An election not to have withholding apply will remain in effect until revoked, which may be done at any time. Even if you elect not to have withholding apply, you are liable for the payment of federal income tax on the taxable portion of the distribution. If the withholding section is left blank, or if a social security number or tax identification number is not provided, 10% of the taxable portion of the distribution will be withheld. The withholding rate on withdrawals which are not distributions from a plan qualified under Internal Revenue Code Sections 401 or 403(b) is 10% of the taxable portion of the withdrawal. Distributions from a plan qualified under Internal Revenue Code Section 401 or 403(b) may be subject to 20% withholding. If you request such a distribution, you will receive a notice outlining the applicable rules.

Glenbrook Life and Annuity Company _ PO Box 94039 _ Palatine, IL 60094-4039 _ Telephone 800-776-6978 24